PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated as of May 8, 2007, made by Leisurecorp LLC, a Dubai limited liability company (“Pledgor”), in favor of GPS Industries, Inc., a Nevada corporation (“Pledgee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of May 8, 2007 (the “Securities Purchase Agreement”), concurrently with the execution of this Agreement Pledgee is selling and issuing to Pledgor (i) 1,000,000 shares (the “Pledged Shares”) of Series B Convertible Preferred Stock of Pledgee and (ii) warrants to purchase 40,983,607 shares of the Pledgee’s common stock (the “Common Stock”) at an exercise price per share of $.122 (the “Pledged Warrants”), all in consideration of Pledgor’s promissory note in favor of Pledgee dated the date hereof in the principal amount of $10,000,000 (the “Promissory Note”); and

WHEREAS, in order to secure Pledgor’s obligations to Pledgee under the Promissory Note, Pledgor has agreed to pledge to Pledgee the Pledged Shares and the Pledged Warrants in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Definitions. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code as currently in effect in the State of New York (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth in the Code. The term “Default” shall mean the occurrence of an “Event of Default” under the Promissory Note or any material breach of any of Pledgor's representations, warranties or covenants in this Agreement. All other terms used but not defined herein shall have the meanings ascribed to such terms in the Promissory Note.

2.   Pledge and Grant of Security Interest in Pledged Collateral.

(a)   As collateral security for all of the Obligations (as defined in Section 3 hereof), Pledgor hereby pledges and assigns to Pledgee, and grants to Pledgee a continuing security interest in, the following:

(i)   the Pledged Shares, any certificates representing the Pledged Shares, and all shares of Common Stock issuable upon the conversion of the Pledged Shares;

(ii)   the Pledged Warrants and all shares of Common Stock issuable upon the exercise of the Pledged Warrants, and

(iii)   all proceeds of any and all of the foregoing;

in each case, as Pledgor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). The foregoing collateral is herein referred to as the “Pledged Collateral,” provided, however, that to the extent that any of the foregoing assets are, from time to time, released pursuant to Section 11 below, such released assets shall cease being “Pledged Collateral” and shall after such release no longer be subject to this Agreement, and shares of Series B Convertible Preferred Stock and warrants that are, from time to time, released pursuant to Section 11 shall cease being “Pledged Shares” and “Pledged Warrants.”

3.   Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for the following (collectively, the “Obligations”): (i) The prompt payment and satisfaction by Pledgor of all of its liabilities and obligations under the Promissory Note; (ii) the performance by Pledgor of all of its obligations arising under, or contemplated by, this Agreement; and (iii) the payment of all amounts from time to time owing to Pledgee by the Pledgor under this Agreement, including payment of any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Pledgee in the collection of the Promissory Note and in the enforcement of its rights under this Agreement.

4.   Delivery of the Pledged Collateral. All certificates and instruments currently representing the Pledged Shares and Pledged Warrants are being delivered to Pledgee concurrently with the execution and delivery of this Agreement, to be held by it hereunder. The certificates and instruments being delivered hereunder consist of three stock certificates (two for 400,000 shares of the Pledged Shares each, and one for 200,000 shares of the Pledged Shares), and three separate warrants (two evidencing the right to purchase 16,393,442 shares of Common Stock each, and one evidencing the right to purchase 8,196,723 shares of Common Stock). All other certificates and other instruments constituting Pledged Collateral from time to time shall be delivered to Pledgee promptly upon the receipt thereof by or on behalf of the Pledgor. All such certificates and instruments shall be held by Pledgee pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. Any new, additional or different securities or other property (other than regular cash dividends) which may now or hereafter become distributable with respect to the Pledged Collateral by reason of (i) any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Common Stock as a class or (ii) any merger, consolidation or other reorganization affecting the capital structure of Pledgee shall, upon receipt by Pledgor, be promptly delivered to and deposited with Pledgee as part of the Pledged Collateral hereunder. To the extent Pledgee reasonably deems it necessary or advisable to perfect its security interest hereunder in addition to its possession of the Pledged Collateral, Pledgor hereby authorizes Pledgee, concurrently with its execution and delivery of this Agreement or at any time that Pledgee may thereafter determine, to prepare and file UCC-1 financing statements naming Pledgor as the debtor and Pledgee as secured party and describing the collateral pledged hereunder in reasonable detail.

5.   Representations and Warranties. Pledgor represents and warrants to Pledgee as follows:

(a)   Pledgor is and will be at all times the record and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement or any other general security interest granted by the Pledgor or Pledgor’s affiliates.

(b)   This Agreement creates a valid security interest in favor of Pledgee in the Pledged Collateral, as security for the Obligations. Such security interest is, or in the case of Pledged Collateral in which Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest upon the Pledgor’s delivery of the Pledged Collateral to Pledgee as described in Section 4 above.

6.   Covenants. So long as any of the Obligations shall remain outstanding, Pledgor shall, unless Pledgee shall otherwise consent in writing:

(a)   at its expense, defend the Pledgor’s right, title and interest in and to the Pledged Collateral and Pledgee’s security interest therein against the claims of any other person;

(b)   not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein, other than as contemplated hereunder;

(c)   shall not convert, or attempt to convert, any of the Pledged Shares or exercise, or attempt to exercise, the Pledged Warrants;

(d)   not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby and any general security interest granted by the Pledgor or Pledgor’s affiliates; and

(e)   not make or consent to any amendment or other modification with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant hereto and other than those imposed by U.S. federal and state securities laws.

7.   Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a)   So long as no Default shall have occurred and be continuing:

(i)  Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Shares for any purpose not inconsistent with the terms of this Agreement;

(ii)  Pledgor may receive and retain any and all dividends paid in cash in respect of the Pledged Collateral; and

(iii)  Pledgee will execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a).

(b)   Upon the occurrence and during the continuance of a Default;

(i)   all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 7, shall cease with respect to Pledged Shares having an aggregate Value equal to any unpaid principal and interest amounts then due and owing under the Promissory Note (the “Relevant Collateral”), and all such rights shall thereupon become vested in Pledgee or any person to whom the Relevant Collateral is transferred pursuant to Section 9, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends. “Value” shall mean, for every $10 due and owing, one share of Preferred Stock and warrants to purchase 40.983 shares of Common Stock;

(ii)   without limiting the generality of the foregoing, Pledgee may, at its option, exercise any and all rights of conversion, exchange, or any other rights, privileges or options pertaining to any of the Relevant Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Relevant Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of Pledgee, or upon the exercise by Pledgee of any right, privilege or option pertaining to any Relevant Collateral, and, in connection therewith, to deposit and deliver any and all of the Relevant Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iii)   all dividends which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Pledgee as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Pledgee as Pledged Collateral and as further collateral security for the Obligations.

8.   Additional Provisions Concerning the Pledged Collateral. If Pledgor fails to perform any agreement or obligation contained herein, Pledgee itself may perform, or cause performance of, such agreement or obligation, and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor.

9.   Remedies Upon Default. If a Default shall have occurred and be continuing, and subject to the limitations imposed by the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any applicable state “blue sky” laws and regulations, Pledgee shall have the following rights and remedies, and only such rights and remedies:

(a)   Pledgee may, at its election, exercise any or all of the rights and remedies granted to a secured party under the provisions of the Uniform Commercial Code (as now or hereafter in effect), including (without limitation) the power to dispose of any Relevant Collateral by public or private sale, in one or more parts, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as are commercially reasonable. Pledgee shall give Pledgor 15 days prior notice of any such sale, and Pledgor agrees that, to the extent notice of sale shall be required by law, at least 15 days prior notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In connection with any such public or private sale of any Relevant Collateral, Pledgee shall have the right to exercise any rights available to a holder of Pledged Collateral, including the right to convert Pledged Shares into shares of Common Stock.

(b)   Pledgor recognizes that Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Relevant Collateral and that Pledgee may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to Pledgee than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.

(c)   Any cash held by Pledgee as Pledged Collateral and all cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied as follows:

(i)   First, to the payment of the reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Pledgee in connection with (A) the administration of this Agreement, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, and (C) the exercise or enforcement of any of the rights of Pledgee hereunder;

(ii)   Second, at the option of Pledgee, to the payment or other satisfaction of any liens and other encumbrances upon any of the Pledged Collateral;

(iii)   Third, to the payment of the Obligations, first in respect of any fees not covered by clause (i) above, and, second, in respect of amounts owing under the Promissory Note at such time;

(iv)   Fourth, to the payment of any other amounts required by applicable law; and

(v)   Fifth, the surplus proceeds, if any, to Pledgor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(d)   Pledgor hereby waives and releases any and all rights of equity of redemption whether before or after any sale, transfer, or other disposition or application contemplated by this Section 9 and, except as herein expressly required, any and all notice to Pledgor of the foregoing action.

10.   Deficiency. If the proceeds of sale, collection or other realization of or upon any Relevant Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations owing at such time, Pledgor shall remain liable for any such deficiency.

11.   Release of Pledged Collateral. The Pledged Collateral shall promptly be released from the pledge created by, and provisions of this Agreement, and returned to Pledgor in accordance with the following provisions:

(a)   A stock certificate representing 200,000 Pledged Shares and a Pledged Warrant evidencing the right to purchase 8,196,723 shares of Common Stock shall be released following the payment by Pledgor of Payment #1;

(b)   A stock certificate representing 400,000 Pledged Shares and a Pledged Warrant evidencing the right to purchase 16,393,442 shares of Common Stock shall be released following the payment by Pledgor of Payment #2; and

(c)   A stock certificate representing 400,000 Pledged Shares and a Pledged Warrant evidencing the right to purchase 16,393,442 shares of Common Stock shall be released following the payment by Pledgor of (i) Payment #3, (ii) any interest that may have accrued under the Promissory Note, and (iii) any other outstanding amount owed by Pledgor to Pledgee hereunder.

Upon the satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor, and Pledgee will promptly (A) return to Pledgor such of the Pledged Collateral as shall not have been returned to Pledgor, sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

12.   Attorney-in-Fact. Without limiting any other provision of this Agreement, Pledgee is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Pledgee may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Pledgee shall promptly notify the Pledgor of any action taken by Pledgee pursuant to this Section 12; provided, however, that the failure to provide such notice shall in no way impair the rights of Pledgee to take any such actions hereunder. Without limiting the generality of the foregoing, so long as Pledgee shall be entitled under this Agreement to make collections in respect of Pledged Collateral, Pledgee shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment, or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

13.   Expenses. Each party to this Agreement shall pay all of its own expenses incurred in connection with this Agreement.

14.   Notices, Etc. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Article XV of the Securities Purchase Agreement.

15.   Miscellaneous.

(a)   No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto, and no waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall be effective unless it is in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)   No failure on the part of the Pledgee or Pledgee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Pledgee provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(c)   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)   This Agreement may be executed in two counterparts, each executed counterpart constituting an original but together only one Agreement.

(e)   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f)   If any litigation or other proceeding is commenced in connection with this Agreement, the losing party shall pay the expenses of the prevailing party, including but not limited to reasonable attorney's fees and expenses.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PLEDGOR:

LEISURECORP LLC, a Dubai limited liability company

PLEDGEE:

GPS INDUSTRIES, INC.

By:	Robert C. Silzer, Sr., Chief Executive Officer

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